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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COORSTEK, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

FOR IMMEDIATE RELEASE

CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403
www.coorstek.com

Contact: Terry Terens, 303/271-7005

COORSTEK SETS MARCH 18 AS DATE OF SPECIAL STOCKHOLDERS' MEETING TO CONSIDER PROPOSED MERGER WITH KEYSTONE

        GOLDEN, Colo., Feb 18, 2003—CoorsTek, Inc. (Nasdaq: CRTK) today announced that its board of directors has set a date of March 18, 2003, for its special meeting of stockholders to vote on CoorsTek's proposed merger with Keystone Acquisition Corp., a wholly owned subsidiary of Keystone Holdings LLC. Keystone Holdings is wholly owned by John K. Coors, CoorsTek's Chairman, President, and Chief Executive Officer, and certain other Coors family members and trusts established for the benefit of various Coors family members.

        CoorsTek stockholders are being asked to vote on a merger in which Keystone Holdings would acquire the remaining 72.8 percent of CoorsTek common stock not currently owned by Keystone Holdings. If the merger is completed, CoorsTek stockholders, other than Keystone Holdings, will receive $26 for each share of CoorsTek common stock owned by them.

        Only stockholders of record—those who owned shares at the close of business on February 7, 2003—will be eligible to vote at the meeting, which will begin at 10 a.m. (Mountain Time) on Tuesday, March 18, at The American Mountaineering Center, 710 Tenth Street, Golden, Colorado 80401.

        CoorsTek further announced that it filed on February 12, 2003, a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission relating to the matter to be voted on at the meeting, and that it commenced the mailing of the proxy statement to stockholders on February 13, 2003.

About CoorsTek

        CoorsTek designs and manufactures components, integrated assemblies and automated systems for the semiconductor capital equipment market and other high technology applications. Using technical ceramics, precision-machined metals, high-performance plastics and ultra-pure fused quartz, CoorsTek's engineered solutions enable its customers' products to overcome technological barriers and improve performance. For additional information on CoorsTek, visit CoorsTek's website at www.coorstek.com. This press release is also available on the CoorsTek website: www.coorstek.com.

Important Legal Information

        CoorsTek stockholders are strongly advised to read CoorsTek's proxy statement relating to the stockholder vote as it contains important information. Stockholders can obtain the proxy statement and other filed documents for free at the Internet web site maintained by the Securities and Exchange Commission at www.sec.gov. In addition, CoorsTek commenced the mailing of the proxy statement on February 13, 2003, to each stockholder of record on February 7, 2003, and will also make additional copies of the proxy statement available for free to CoorsTek's stockholders. Please direct your request for the proxy statement to CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403, telephone 303/277-4000, Attention: Investor Relations.

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COORSTEK SETS MARCH 18 AS DATE OF SPECIAL STOCKHOLDERS' MEETING TO CONSIDER PROPOSED MERGER WITH KEYSTONE